IQST – iQSTEL On Track To $90M In 2022 Revenue And Up-Listing To Nasdaq

New York, NY, May 11, 2022 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) today published a shareholder update from CEO Leandro Iglesias. The update highlights the company’s cash reserve that is insulating it from the prevailing bear market providing iQSTEL with the necessary resource it needs to continue on its path to achieving its $90 million 2022 revenue forecast and up-listing to Nasdaq.  The CEO’s update is included in its entirety below:

Dear Shareholders:

Let me start by saying IQSTEL is better than ever, better than yesterday, better than last week, better than last month, better than last year.

The company has more cash in bank than ever.  We have enough cash to continue executing on our business plan to include our ongoing merger and acquisition campaign. Our cash reserve is adequate to support our business plan through the balance of this year and into next year.

iQSTEL’s financial indicators continue to demonstrate positive trends.  We remain on track to meet or exceed our $90 million revenue forecast, and our positive net income objective.

The prevailing market is wrought with concern and uncertainty.  With Inflation and war dominating the headlines, shareholder concerns are understandable. Technology stocks that often rely on access to capital to fund growth can take a particular beating in a bear market. The good news for iQSTEL shareholders is that we are not one of those technology stocks that is currently relying on access to capital.  We had the good fortune of funding our business plan last year before the current market mayhem.

Let me share with you good cause for optimism at iQSTEL even on these raining days.

Let´s start with iQSTEL’s underlying fundamental offering - Connectivity and Mobility. Our fundamental offering is fundamental to the routine conduct of modern life.  We all need of be connected with our families, friends, work, banks, and communities now more than ever.  As a result of this growing modern connectivity need our Voice and SMS business continue to grow on a daily basis.

Modern society is more connected than ever and more mobile than ever.  People expect to be seamlessly connected with complete mobility freedom. Our connected Electric Motorcycles and our MasterCard Fintech Ecosystem are excellent mobile and connected solutions for the modern world as high-quality products at competitive prices.

Our Telecom business is the aircraft carrier in the iQSTEL fleet of mobile and connected solutions. The iQSTEL Telecom Division is on track to achieve the best year since its founding. All of our six Telecom subsidiaries (Etelix, SwissLink, QGlobal SMS, IoTLabs, Smartbiz and Whisl) are growing revenue, increasing gross profit, and contributing to an increasing net income, all while gaining higher and higher customer recognition.

We have recently announced the acquisition of Smartbiz and Whisl that are expected to add $11.6 Million revenue and $1.34 Million positive net income to our existing revenue and income. In both cases we acquired them paying with a mix of cash, and IQST six month restricted common shares. The payment in restricted stock demonstrates the strength of iQSTEL’s stock.

As I write this letter, iQSTEL is participating at The International Telecoms Week (ITW) in Washington D.C. We have nine iQSTEL executives in attendance conducting more than 180 business meetings with the top customers and vendors in the telecom industry to include Telefonica de España (Movistar), Verizon, Telecom Italy, Belgacom, Cable and Wireless, and iBasis.

iQSTEL’s reputation is allowing us to engage with largest telecom companies in the world.  It is reasonable to expect these meetings will make a substantial contribution to iQSTEL’s organic growth throughout the balance of this year and beyond.

Shareholders’ confidence should be further bolstered by iQSTEL’s new product developments.  Our new EV Motorcycles (EVOSS), MasterCard Fintech Ecosystem (MAXMO), and Internet of Things (IoTSmart Gas/Tank) solutions are all fully developed, market tested and ready to begin generating high margin revenues.

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Our first batch of EVOSS EV Motorcycles have received excellent customer reviews.  We are now working on the commercial launch in 4 countries this year.

We have announced our first MasterCard Fintech Ecosystem business partnership and we are now working on three additional partnerships that we expect to fast track the rapid growth of our MasterCard Fintech Ecosystem.

Our IoTSmartGas/Tank has been deployed with a Fortune 500 chemical corporation customer. We expect to soon announce the results of this first deployment and then begin a global sales and marketing campaign.

We have not wavered from our Nasdaq up-listing objective.  I have no doubt iQSTEL should be and can be a Nasdaq listed company.  We remain committed to continuing toward our Nasdaq up-listing objective.

We also remain committed to achieving the Nasdaq minimum listing share price organically without a reverse split.  If we were considering a reverse split, shareholders would know about it because a vote would be required, and management would have to formally communicate (proxy) with shareholders to request authorization for a reverse split.  Shareholders have not received any such formal communication, and management has not drafted one.

The bears will not rule the market forever. Inflation will eventually be curbed and the prospects for a peaceful resolution in the Ukraine will improve.  While iQSTEL’s strength may be overlooked in the prevailing bear market, our continued growth toward our 2022 $90 million revenue forecast will be hard to overlook in a market more conducive to bullish sentiment.

The longer it takes for a bullish sentiment to regain footing in the market, the more time iQSTEL has to demonstrate revenue growth and improved profit margins.

Since iQSTEL has the cash reserve to support its growth objectives through 2022 and into 2023, we will wait out this bear market and if necessary, postpone our Nasdaq up-listing until a bullish sentiment returns and our yet unrecognized underlying value can be reflected in our share price.

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I contend that iQSTEL’s current share price performance is more impacted by the prevailing market than the company’s underlying performance.  I encourage shareholders to keep an eye on our underlying performance and know that our cash reserve can support continued performance throughout the year and into next.  Remain optimistic based on the impact iQSTEL’s underlying performance can have on the company’s share price once the bearish market sentiment recedes.

The best is yet to come.

All the best

Leandro Iglesias

President & CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

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Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

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